                                                                       EX-99.6


                                      DISTRIBUTION AGREEMENT
                                      ----------------------

                     AGREEMENT made this 31st day of December, 1986 between
                 MERRILL LYNCH RETIRENENT SERIES TRUST, a trust organized under the laws of Massachusetts (the "Trust"), and MERRILL LYNCH FUNDS DISTRIBUTOR, INC., a Delaware corporation (the "Dis-tributor");

                                         W I T N E S S E T H:
                                         - - - - - - - - - -

                      WHEREAS, the Trust is registered under the Investment
                 company Act of 1940, as amended (the "Investment Company Act"), as a diversified opon-end investment company and it is affirmatively in the interest of the Trust to offer its shares for sale in a continuous offering; and

                      WHEREAS, the Trust is authorized to establish separate
                 series ("Series"), each of which will offer a separate class of shares of beneficial interest, par value $.10 per share collectively referred to as "shares"), to selected groups
                 of purchasers; and

                      WHEREAS, the Distributor is a securities firm engaged
                 in the business of selling shares of investment companies either directly to investors or through other securities dealers; and

                      WHEREAS, the Trust and the Distributor wish to enter
                 into an agreement with each other with respect to the con-tinuous offering of the shares of the various Series, as the same are organized from time to time, each offering to commence after the effectiveness of the registration state-ment covering the shares of a particular Series filed pur-suant to the Securities Act of 1933, as amended (the "Secu-rities Act

                      NOW, THEREFORE, the parties agree as follows:

                      Section 1. Appointment of the Distributor.  The Trust
                                 ------------------------------
                 hereby appoints the Distributor as the exclusive distributor and representative of the Trust to sell shares to the selected groups of investors specified as eligible investors in the currently effective prospectus (the "Prospectus") relating to the shares of each Series which may be established by the Trust and the Distributor hereby accents such appointment.
                 The Trust during the term of this Agreement shall sell its shares to the Distributor upon the terms and conditions set forth below.

                       Section 2. Exclusive Nature of Duties.  The Distribu-
                                  --------------------------
                 tor shall be the exclusive representative of the Trust to
                act as principal underwriter and distributor, except that such exclusive rights shall not apply to shares issued by the Trust pursuan to reinvestments of dividends and capital gains distributions.

                    Section 3. Purchase of Shares from the Trust.
                               ---------------------------------
                    (a) The Distributor shall have the right to buy from
                the Trust the shares needed, but not more than the shares needed (except for clerical errors in transmission to fill unconditional orders for shares of the Trust placed With the Distributor by investors or securities dealers. The price which the Distributor shall pay for the shares so purchased from the Trust shall be the net asset value, de-termined as get forth in Section 3(c) hereof, used in deter-mining public offering price described below on which such orders were based..

                     (b) The shares are to be resold by the Distributor to
                investors at the public offering price, as set forth in Sec-tion 3(c) hereof, or to securities dealers having agreements with the Distributor union the terms and conditions set forth in Section 7 hereof.

                     (c) The public offering price of the shares of any
                Series, i.e., the price per share at which the Distributor may sell shares to the public, shall be the public offering price as set forth in the Prospectus relating to such shares, which shall be the net asset value thereof, as determined in accordance with the desciption thereof contained in the Prospectus relating to that Series, plus any sales charge which may be approved by the Trustees of the Trust.

                     (d) The Trust, or any agent of the Trust designated
                in writing by it, shall be promptly advised of all purchase orders for shares received by the Distributor. Procedures may be established by the Trust and the Distributor whereby purchase orders for shares of any Series are presented directly to the Trust or an agent designated by the Trust upon the condition that in such cases it shall be deemed that the sale of the shares to be purchased is made pursuant to Section 3.hereof. Any order may be rejected by the Trust or the Distributor, provided, however, that neither will arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of shares. The Trust (or its agent) will confirm orders upon the their receipt, or in accordance with any exemptive order of the Securities and Exchange Commission, and will make appropriate book entries pursuant to the instructions of the Distributor. Purchase orders are effective when Federal Funds become available to the Trust. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Trust (or its agent).

                    Section 4. Redemption or Repurchase of Shares by the
                               -----------------------------------------
               Trust.
               -----

                    (a) Outstanding shares may be tendered !or redemption
               or repurchase in accordance with the Prospectus relating to such shares, and the Trust shall redeem or repurchase the shares so tendered in accordance with its obligations and rights as set forth in its Declaration of Trust, as amended from time to time, and in accordance with the applicable provisions contained in the Prospectus relating to such shares. The Trust shall pay the total amount of the redemp-tion price as defined in the above paragraph pursuant to the instructions of the Distributor and in accordance with the terms set forth in the Prospect as relating to the shares being redeemed.

                     (b) The Trust reserves the right to reject any order
               for repurchase through a securities dealer, but the right to redeem shares, or to receive payment with respect to any such redemption, upon the presentation of properly submitted redemption request in accordance with the procedures set forth in the Prospectus relating to such shares, may only be suspended in accordance with the provisions of the invest-ment Company Act.

                      Section 5. Duties of the Trust.
                                 -------------------

                       (a) The Trust shall furnish to the Distributor copies
                 of all information, financial statements and other documents which the Distributor may reasonably request for use in con-nection with the distribution of shares of the Trust, and this shall include one certified copy, upon request by the Distributor, of all financial statements of each Series pro-pared for the Trust by independent public accountants. The Trust shall make available to the Distributor such number of copies of the Prospectus for each Series as the Distributor shall reasonably request.

                       (b) The Trust shall take, from time to time, all
                 necessary action to register shares of each Series under the Securities Act to the end that there will be available or sale such number of shares as the Distributor may reasonably be expected to sell.

                       (c) The Trust shall use its best efforts to quality
                 and maintain the qualification of an appropriate number of shares of each Series for sale under the securities laws of such states as the Distributor and the Trust may approve. Any such qualification may be withheld, terminated or with-drawn by the Trust at any time in its discretion. As pro-vided in Section 8(c) hereof, the expense of qualification and maintenance of qualification shall be borne by the

               Trust. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualifica-tions.

                     (d) The Trust will furnish to the Distributor, in
               reasonable quantities upon request by the Distributor, copies of annual and interim reports of each Series.

                     Section 6. Duties of the Distributor.
                                -------------------------

                     (a) The Distributor shall devote reasonable time and
               effort to effect sales of shares of the Trust, but shall not be obligated to sell any specific number of shares.
               The services of the Distributor hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into distribution arrangements with other investment cmpanies so long as the performance of its obligations hereunder is not impaired thereby.

                     (b) In selling the shares of the Trust, the Distributor
               shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws and reg-ulations and the regulations of the National Association of Securities Dealers, Inc. (the "NASD") relating to the sale of such securities. Neither the Distributor nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in the Prospectus for each Series or any sales literature specifically approved by the Trust for use with respect to a particular Series.

                      (c) The Distributor shall adopt and follow procedures,
                 as approved by the Trust, for the confirmation of salts to investors and selected dealers, the collection of amounts payable by investors on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD, as such requirements may from time to time exist.

                      Section 7. Selected Dealers Agreements.
                                 ---------------------------

                      (a) The Distributor shall have the right to enter into
                 selected dealers agreements with securities dealers of its choice ("selected dealers") for the sale of shares; provided, however, that the form of selected dealers agreement shall be approved by the Trust Shares sold to selected dealers shall be for resale by such dealers only in accordance with the provisions of the Prospectus relating to such shares.
                 A form of selected dealer agreement for the first Series of the Trust, designated "Merrill Lynch Retirement Reserves Money Fund", is appended hereto as Exhibit A.

                      (b) Within the United States, the Distributor shall
                 offer and sell shares only to such selected dealers as are members in good standing of the NASD.

                   Section 8. Payment of Expenses.
                              -------------------

                   (a) The Trust shall bear all of its costs and expenses,
              including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any re-quired registration statements and prospectuses under the Investment Company Act, the Securities Act, and all amend-ments and supplements thereto, and the expense of preparing, printing, mailing and otherwise distributing prospectuses, annual or interim reports and proxy materials to its share-holders.

                   (b) After the prospectuses and annual and interim re-
              ports have been prepared, set in type and mailed to share-holders, the Distributor shall bear the costs and expenses of printing and distributing any copies thereof which are used in connection with the offering of the shares. The Distributor shall bear the costs and expenses of preparing, printing and distributing any supplementary sales literature used by the Distributor in connection with the offering of the shares for sale. Any expenses of advertising incurred in connection with such offering will also be the obligation of the Distributor.

                    (c) The Trust shall bear the cost and expenses of
              qualification of the shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Trust as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Trust and the Distributor, and the cost and expenses payable to each such state for continuing qualification therein until the Trust decides to discontinue such qualification.

                    Section 9. Indemnification.
                               ---------------

                    (a) The Trust shall indemnify and hold harmless the
                Distributor and each person, if any, who controls the Dis-tributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or ex-pense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any shares, which may be base, upon the Securities Act, or an any other statute or at common law, on the ground that the registration statement or related Prospectus of any Series, as from time to time amended and supplemented, or an annual or interim report to shareholders Co. any Series, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not mis-leading, unless such statement or commission was made in reliance upon, and in conformity with, infomation furnished to the Trust in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Trust in favor of the Distributor and any such controlling persons to be deemed to protect such Dis-tributor or any such controlling persons thereof against any liability to the Trust or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement, or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect. to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Trust in writing within a reasonable time after the summon or other first legal process giving in information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or alter the Dis-tributor or such controlling persons shall have received notice of such se--vice on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be con-ducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Trust does not elect to assume the defense of any such suit, it will reimburse the Distributor or such con-trolling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel-retained by them. The Trust shall promptly notify the Distributor of the commencement of any litigation or pro-ceedings against it or any of its officers or Trustees in connection wit.% the issuance or sale of any of the shares.

                    (b) The Distributor shall indemnify and hold harmless
               the Trust and each of its Trustees and officers an each person, if any, who controls the Trust against any loss, liability, claim, damage, or expense described in the fore-going indemnity contained in subsection (a) of this Section, but only with respect to statements or commissions made in reliance upon, and in conformity with, information furnished to the Trust in writing by or on behalf of the Distributor for use in connection with the registration statement or re-lated Prospectus of any Series, as from time to time amended, or the annual or interim reports to shareholders of any Series. in case any action shall be brought against the Trust or any person so indemnified, in respect of which indemnity may be sought against the Distributor the Dis-tributor shall have the rights and duties given to the Trust, and the Trust and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 9.

                      Section 10.  Duration and Termination of this Agreement.
                                   ------------------------------------------
                 This Agreement shall become effective as of the date first above written and shall remain in force until May 31, 1987 and thereafter but only so long as such continuance is spe-cifically approved at least annually by (i) the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Trust, and (ii) a majority of those Trustees who are not parties to this Agreement or interestsed persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                    This Agreement may be terminated at any time, without
               the payment of any penalty, by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust, or by the Distributor, on sixty days written notice to the other party. This Agreement shall automati-cally terminate in the event of its assignment.

                    Section 11.  Amendments.  This Agreement may be amended
                                 ----------
               by the parties hereto only if such amendment is specifically approved (i) by the Trustees of the Trust, or by the vote of a majority of outstanding voting securities of the Trust, and
               (ii) by a majority of those Trustees who are not parties to this Agreement or interested persons of any such party, which vote must becasuse in person at a meeting called for the pur-pose of voting on such approval.

                    Section 12.  Definitions of Certain Terms.  The terms
                                 ----------------------------
               "vote of a majority of the outstanding voting securities", "assignment", "interested person" and "affiliated person", when used in this Agreement, shall have the respective meanings specified in the investment Company Act.

                    Section 13.  Governing Law.  This Agreement shall be
                                 -------------
               construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent the applicable law of the State of New

                   York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                       Section 14.  Personal Liability.  The Declaration of
                                    ------------------
                   Trust establishing Merrill Lynch Retirement Series Trust, dated July 15, 1986, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch Retirement Series Trust" refers to the Trustees under the Declaration collec-tively as Trustees, but not as individuals or personally;
                   and no Trustee, shareholder, officer, employee or agent of Merrill Lynch Retirement Series Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Merrill Lynch Retirement Series Trust, but the Trust Estate only shall be liable.

                        IN WITNESS WHEREOF, the parties hereto have executed
                   and delivered this Agreement as of the day and year first above written.

                                         MERRILL LYNCH RETIREMENT SERIES TRUST

                                         By___________________________________
                                         MERRILL LYNCH FUNDS DISTRIBUTOR, INC.

                                         By___________________________________

                                                                Exhibit A




                     MERRILL LYNCH RETIREMENT RESERVES MONEY FUND

                         Merrill Lynch Retirement Series Trust


                              SHARES OF BENEFICIAL INTEREST

                               SELECTED DEALER AGREEMENT
                               -------------------------



                                                           , 198


              Merrill Lynch, Pierce, Fenner   Smith
                          Incorporated
              One Liberty Plaza
              165 Broadway
              Now York, New York 10080

              Gentleman:

                  Merrill Lynch Funds Distributor, Inc. (the "Distributor")
              has an agreement with Merrill Lynch Retirement Series Trust, a Massachusetts business trust (the "Trust"), pursuant to which it acts as the distributor for the sale of shares of benefi-cial interest, par value $.10 per share (the "shares"), of the Merrill Lynch Retirement Reserves Money Fund (the "Money Market Fund"), a series of the Trust, and as such has the right to distribute shares for resale. The Trust is a diversified open-end investment company registered under the Investment Company Act of 1940, as amended, and the shares being offered are registered under the Securities Act of 1933, as amended. You have received a copy of the Distribu-tion Agreement between ourselves and the Trust and reference is made herein to certain provisions of such Distribution Agreement. The team "Prospectus" as used herein refers to the prospectus on file with the Securities and Exchange Commission which is part of the most recent effective regis-tration statement relating to the shares filed pursuant to the Securities Act of 1933, as amended. As principal, we offer to sell to you, as the exclusive selected dealer, shares of the Money Market Fund upon the following terms and conditions:

                    1. In all sales of these shares to the public you shall act as dealer for your own account, and in no trans-action shall you have any authority to act as agent for the Trust or for us.

                    2. Shares may be offered by you only to the eligible purchasers described in the Prospectus. Orders received from you will be accepted through us only at the public offering price applicable to each order, as set forth in the Prospectus. The procedure relating to the handling of orders shall be subject to Section 4 hereof and instructions which we or the Trust shall forward to you from time to time. All orders are subject to acceptance or rejection by the Distri-butor or the Trust in the sole discretion of either. Except as otherwise set forth in the Prospectus, there are no minimum initial or subsequent purchase requirements.

                    3. You agree that you will not place orders for any shares except in accordance with the procedures described in the Prospectus. You agree that you will not offer or sell any of the shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell shares you will furnish to each person to whom any such sale or offer is made a copy of the Prospectus (as then amended or supplemented) and will not furnish to any person any information relating to the shares which is inconsistent in any respect with the information contained in the Prospec-tus (as then amended or supplemented) or cause any advertise-ment to be published in any newspaper or posted in any public place without our consent and the consent of the Trust.

                    4.   As a selected dealer, you are hereby authorized
               (i) to place orders directly with the Trust for shares to be sold by us to you subject to the applicable terms and conditions governing the placement of orders by us set forth in Section 3 of the Distribution Agreement, and (ii) to tender shares directly to the Trust or its agent for re-demption subject to the applicable terms and conditions set forth in Section 4 of the Distribution Agreement and the Prospectus.

                    5. You shall not withhold placing orders received from your customers so as to profit yourself as a result of such withholding: e.g., by a change in the "net asset value" from that used in determining the offering price to you customers.

                  6. No person is authorized to make any representa-tions concerning shares except those contained in the. Pro-spectus and in such printed information subsequently issued by us or the Trust as information supplemental to such Prospectus. In purchasing shares through us you shall rely solely on the representations contained in the Prospectus and supplemental information above mentioned. Any printed information which we furnish you other than the Trust's Prospectus, periodic reports and proxy solicitation material are our sole responsibility and not the responsibility of the Trust, and you agree that the Trust shall have no lia-bility or responsibility to you in these respects unless epressly assumed in connection therewith.

                   7. You agree to deliver to any purchasers whose shares you are holding as record holder copies of the Prospectus, as amended from time to time, and the annual and interim reports and proxy solicitation materials re-lating to the Trust. You further agree to make reasonable efforts to endeavor to obtain proxies from such purchasers whose shares you are holding as record holder. Additional copies of the Prospectus, annual or interim reports and proxy solicitation materials of the Trust will be supplied to you in reasonable quantities upon request.

                   8. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of shares entirely. Each party hereto has the right to cancel this agreement upon notice to the other party.

                   9. We shall have full authority to take such action' as we may deem advisable in respect of all matters pertaining to the continuous offering. we shall be under no liability to you except for lack of good faith and for obligations ex-prtssly assumed by us herein. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provisions of the Securities Act of 1933, as amended, or of the rules and regulations of the Securities and Exchange Commission is-sued thereunder.

                   10. You represent that you are a member of the National
              Association of Securities Dealers, Inc. and, with respect to any sales in the United States, we both hereby agree to abide by the Rules of Fair Practice of such Association.

                    11. Upon application to us, we will inform you as to
               the states or other jurisdictions in which we believe
                                                                       the
               shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but we assume no responsibility or obli-gation as to your right to sell shares in any jurisdiction. We will file with the Department of State in New York a Further State Notice with respect to the shares, if neces-sary.

                    12. We shall have full authority to act upon your
               express instructions to effect transactions in shares through us an behalf of your customers under the terms and conditions provided in the Prospectus. You agree to hold us free and harmless as a result of action taken with respect to author-ized repurchases or exchanges upon your express instructions.

                    13. All communications to us should be sent to one
               Liberty Plaza, 165 Broadway, New York, New York 10080. Any notice to you shall be duly given if mailed or telegraphed to you at the same address.

                                        MERRILL LYNCH FUNDS DISTRIBUT0R, INC.



                                         By /s/_____________________________
                                                   (Authorized Signature)


               Accepted:

               MERRILL LYNCH, PIERCE, FENNER, SMITH
                            INCORPORATION

               By___________________________


               Date________________

                The Declaration of Trust establishing Merrill Lynch
            Retirement Series Trust, dated July 15, 1986, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch Retirement Series Trust" refers to the Trustees under the Declaration. collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Merrill Lynch Retirement Series Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Merrill Lynch Retirement Series Trust but the Trust Estate only shall be liable.